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                                                                    EXHIBIT 99.1

For more information, please contact our Senior Vice
President & Chief Financial Officer, George B. Sundby, at 415/733-4000 (or e-mail gsundby@abm.com).




           ABM INDUSTRIES CONTINUES BEST-EVER QUARTERLY DIVIDEND RATE



SAN FRANCISCO, June 10, 2003 - The Board of Directors of ABM Industries Incorporated (NYSE: ABM) has declared an all-time-high third quarter cash dividend of $0.095 per common share for payment on August 4, 2003 to stockholders of record on July 14, 2003. This will be ABM's 149th consecutive quarterly cash dividend, and is $0.005 (5.5%) above the $0.09 per share quarterly dividend rate paid in 2002.

      ABM Industries Incorporated is one of the largest facility services contractor listed on the New York Stock Exchange. With fiscal 2002 revenues in excess of $2.1 billion and more than 62,000 employees, ABM provides janitorial, parking, engineering, security, lighting, elevator, mechanical and network services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities across North America. The ABM Family of Services includes ABM Janitorial, Ampco System Parking, ABM Engineering, American Commercial Security (ACSS), Amtech Lighting, Amtech Elevator, CommAir Mechanical and ABM Service Network.


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